                                                                     Exhibit 5.6

                  [FRESHFIELDS BRUCKHAUS DERINGER LETTERHEAD]

Burns Philp Deutschland GmbH
Wandsbeker Zollstra(beta)e 59
22041 Hamburg

Burns Philp Deutschland Grundbesitz GmbH
Wandsbeker Zollstra(beta)e 59
22041 Hamburg

Deutsche Hefewerke GmbH
Wandsbeker Zollstra(beta)e 59
22041 Hamburg

Burns Philp Deutschland Export
Nahrungsmittel-Vertriebsgesellschaft mbH
Wandsbeker Zollstra(beta)e 59
22041 Hamburg

5 March 2004


RE:   -     BURNS PHILP DEUTSCHLAND GMBH, BURNS PHILP DEUTSCHLAND GRUNDBESITZ
            GMBH, DEUTSCHE HEFEWERKE GMBH AND BURNS PHILP DEUTSCHLAND EXPORT
            NAHRUNGSMITTEL-VERTRIEBSGESELLSCHAFT MBH AS GUARANTORS OF BURNS
            PHILP CAPITAL PTY. LTD. US$ 400 MILLION 9 3/4% SENIOR SUBORDINATED
            NOTES DUE 2012

      - EXHIBIT TO THE REGISTRATION STATEMENT: FILE NO: 333-98141, INITIAL FILING DATE: 9 AUGUST 2002


Ladies and Gentlemen:

We have acted as special German counsel to Burns Philp & Co. Ltd., Sydney in connection with the issuance by Burns Philp Capital Pty. Ltd., an Australian corporation (the "ISSUER"), of US$ 400 million in the aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2012 (the "NOTES") and the guaranty of the Notes (the "GUARANTY") by Burns Philp Deutschland GmbH, Hamburg ("BPD"), Burns Philp Deutschland Grundbesitz GmbH, Hamburg ("BPDG"), Deutsche Hefewerke GmbH (formerly: Deutsche Hefewerke Verwaltungs GmbH), Hamburg ("DHW") and Burns Philp Deutschland Export Nahrungsmittel-Vertriebsgesellschaft mbH ("BPDE") (BPD, BPDG, DHW and BPDE collectively the


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"COMPANIES") pursuant to the Indenture (together with the Guaranty included therein, the "INDENTURE") dated 21 June 2002 among the Issuer, the guarantors named therein (the "GUARANTORS") and The Bank of New York, as trustee.

1.    DOCUMENTS REVIEWED

      In rendering this opinion, we have examined the following documents:

      a) the Indenture and the Supplemental Indenture of Additional Subsidiary Guarantors dated 7 February 2003 ("SUPPLEMENTAL INDENTURE");

      b) a certified copy of an excerpt from the Commercial Register of the Local Court (Amtsgericht) of Hamburg dated 4 March 2004 on BPD;

      c) a certified copy of an excerpt from the Commercial Register of the Local Court (Amtsgericht) of Hamburg dated 4 March 2004 on BPDG;

      d) a certified copy of an excerpt from the Commercial Register of the Local Court (Amtsgericht) of Hamburg dated 4 March 2004 on DHW;

      e) a certified copy of an excerpt from the Commercial Register of the Local Court (Amtsgericht) of Hamburg dated 4 March 2004 on BPDE;

      f)    a copy of a shareholders' resolution of BPD dated 12 June 2002;

      g)    a copy of a shareholders' resolution of BPDG dated 12 June 2002;

      h)    a copy of a shareholders' resolution of DHW dated 12 June 2002;

      i)    a copy of a shareholders' resolution of BPDE dated 6 February 2003;

      j)    a copy of the articles of association of BPD dated 22 September
            1997;

      k)    a copy of the articles of association of BPDG dated 24 September
            1997;
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      l)    a copy of the articles of association of DHW dated 17 February 1998 as amended on 30 June 2003;

      m)    a copy of the articles of assocation of BPDE dated 26 August 1999;

      n)    a power of attorney of BPD, BPDG and DHW dated 20 June 2002;

      o)    a power of attorney of BPDE dated 6 February 2003;


      p) a statement of John McKenna dated 5 March 2004 confirming that (i) the articles of association of BPD, BPDG, DHW and BPDE referred to in lit. j) to m) have not been changed and (ii) that the Shareholders' Resolutions referred to in lit. f) to i), the powers of attorney referred to in lit. n) and o) above and the Indenture and the Supplemental Indenture referred to in lit. a) above have not been revoked, rescinded, repealed, terminated, amended or supplemented by the Companies.


      The shareholders' resolutions listed under lit. f) to i) above are hereinafter collectively referred to as the "SHAREHOLDERS' RESOLUTIONS". The articles of association listed under lit. j) to m) above are hereinafter collectively referred to as the "ARTICLES OF ASSOCIATION".

      We confirm that we have examined all documents and public records and made the investigations that we consider appropriate for rendering this opinion.

2.    ASSUMPTIONS

      In considering the above documents and rendering this opinion we have with your consent and without further enquiry assumed:

      a)    the conformity to originals of documents supplied to us as copies;

      b) the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us whether as originals or copies;
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      c)    that the Statement of John McKenna referred to in no. 1 lit. p)
            above is true, accurate and correct;

      d) that the excerpts from the Commercial Register of the Local Court (Amtsgericht) of Hamburg referred to under no. 1 lit. b) to e) above are accurate and complete as of their respective dates;

      e) the full legal capacity of all individuals who have executed and delivered the Indenture and the Supplemental Indenture and the Shareholders' Resolutions on behalf of the parties thereto.

3.    LAWS CONSIDERED

      The undersigned is admitted to the bar in Dusseldorf, Germany, and licensed as an attorney in Germany. This opinion is, therefore, limited to matters of German law as presently in effect. We have not investigated and do not express or imply an opinion with respect to the laws of any other jurisdiction.

4.    OPINION STATEMENTS

      Based on the foregoing and subject to the limitations and qualifications stated herein and to any factual matters or documents not disclosed to us, we are of the opinion that:

      a) BPD, BPDG, DHW and BPDE are limited liability companies (Gesellschaften mit beschrankter Haftung) duly incorporated and registered under German law.

      b) The Indenture or the Supplemental Indenture, as the case may be, has been duly executed on behalf of the Companies and has been duly authorized by all necessary corporate action on behalf of the Companies. Subject to para. 4 c) below, BPD, BPDG, DHW and BPDE have full power and all necessary consents and approvals to execute, deliver and perform their obligations under the Indenture or the Supplemental Indenture, as the case may be.
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            It should, however, be noted that, under German conflict of laws rules, the validity and interpretation of a power of attorney authorizing a contract is normally governed by the law of the country where the contract is to be executed. Any choice of law included in the power of attorney may thus be disregarded by German courts. Hence a German court may disregard the choice of German law included in the power of attorney and take the opinion that validity and interpretation of the power of attorney be governed by Australian law as the law of the country where the Indenture and the Supplemental Indenture were executed.

      c) The execution, delivery and performance of the Indenture and the Supplemental Indenture does not conflict with the charter and by-laws of the Companies or German law, provided that the application of New York law as the law governing the Indenture and the Supplemental Indenture does not lead to a result which is incompatible with German public policy (ordre publique).

5.    QUALIFICATIONS

      The opinion expressed herein is subject to the following limitations and qualifications:

      a) The opinion expressed herein may be affected or limited by the provisions of any applicable bankruptcy, insolvency, reorganisation, moratorium, fraudulant conveyance laws, and other or similar laws of general application affecting the enforcement or protection of creditor's rights. In particular, a German insolvency administrator for any of the Companies may challenge the validity of the Guaranty given by the respective Company in the Indenture or the Supplemental Indenture, as the case may be, if it has been granted during the last three months preceding the insolvency application, or at any time thereafter.

      b) This opinion shall be governed by, and construed in accordance with, the laws of the Federeal Republic of Germany.
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      c)    Nothing herein should be taken as expressing an opinion with respect to the representations and warranties, or other factual statements, contained in any of the documents referred to above.

      d) This opinion speaks as of its date and relates only to the laws of the Federal Republic of Germany in force and as applied as at the date hereof. It is rendered in connection with the transaction contemplated in the Indenture and the Supplemental Indenture and is limited to the matters addressed herein and is not to be read as an opinion in respect of any other matter. In particular, this opinion is not to be read as an opinion in respect of the validity and/or enforceability of the Indenture or the Supplemental Indenture or any of their terms or provisions.

Dewey Ballantine LLP may also rely on our opinion with respect to matters of German law for purposes of its opinion filed as an exhibit to the Registration Statement, as if our opinion had been addressed to it.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement No. 333-98141 filed with the Securities and Exchange Commission by the Issuer and the Guarantors and to the reference to our name under the caption "Legal Matters" in the prospectus included therein. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of the United States, or the rules and the regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

Freshfields Bruckhaus Deringer






By /s/ Dr. Ulrich von Schonfeld
   ____________________________
     Dr. Ulrich von Schonfeld